Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in United Technologies Corporation’s Registration Statement Form S-3 (No. 333-167771) as amended by Post-Effective Amendment No. 1 on Form S-3 (No. 333-167771), Registration Statement on Form S-4 (No. 333-77991) as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-77991) and Registration Statements on Form S-8 (Nos. 333-177520, 333-177517, 333-175781, 333-175780, 333-156390, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718, 333-82911, 333-77817, 333-21853, 333-21851, 033-51385 and 333-183123) of our reports dated February 23, 2012, with respect to the consolidated financial statements of Goodrich Corporation and the effectiveness of internal control over financial reporting of Goodrich Corporation included in Goodrich Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

October 11, 2012